Exhibit 99.1

Protara Therapeutics Announces Departure of Chief Financial Officer

New York, June 21, 2022 -- Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases, today announced that Blaine Davis, Chief Financial Officer (CFO), has informed the Company that he will be leaving to pursue other opportunities. His last day at the Company will be July 15, 2022.

“On behalf of our Board of Directors and the management team, I would like to thank Blaine for his leadership and build-out of our finance, commercial and IT functions and his many other contributions to our long-term growth and development.” said Jesse Shefferman, Chief Executive Officer of Protara Therapeutics. “Blaine has built a talented and experienced team at Protara, and we believe we are in a strong financial and operational position as we continue to strive towards our goal of bringing transformative therapies to patients in areas of high unmet need.”

“I would like to thank my colleagues at Protara for their partnership,” said Mr. Davis. “I’m confident that the team is well positioned to continue to execute on its mission to deliver meaningful oncology and rare disease therapeutics to patients.”

Mr. Davis’ departure is not related to Protara’s operations, financial reporting or controls. As of March 31, 2022, the Company had cash, cash equivalents and investments of $119M expected to fund operations into mid-2024.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Protara’s business strategy, including its development plans for its product candidates and plans regarding the timing or outcome of existing or future clinical trials; statements related to expectations regarding interactions with the FDA, including potential alignment with the FDA on clinical trial design for TARA-002 in pediatric LM patients; Protara’s financial footing; statements regarding the anticipated safety or efficacy of Protara’s product candidates; and Protara’s outlook for the remainder of the year. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include: risks that Protara’s financial guidance may not be as expected, as well as risks and uncertainties associated with: Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business and the global economy as well as the impact on Protara’s contract research organizations, study sites or other clinical partners; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; having to use cash in ways or on timing other than expected; the impact of market volatility on cash reserves; the loss of key members of management; the impact of general U.S. and foreign, economic, industry, market, regulatory or political conditions; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption “Risk Factors” and elsewhere in Protara's filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Justine O'Malley
Protara Therapeutics
Justine.OMalley@protaratx.com
646-817-2836